                                                                    EXHIBIT 10.7


                          RESULTS WAY CORPORATE PARK


                              LEASE - BUILDING 1

                                   RWC, LLC,
               a California limited liability company, Landlord

                                      and

                        MAGMA DESIGN AUTOMATION, INC.,
                        a Delaware corporation, Tenant

                                     LEASE

                                BUILDING NO. 1

          THIS LEASE ("Lease") is dated November 30, 1998, for reference purposes only, and is made by and between RWC, LLC, a California limited liability company ("Landlord"), and Magma Design Automation, Inc., a Delaware corporation ("Tenant").

                                   Recitals
                                   --------

          A. Landlord is the owner of those parcels of real property (the "Real Property") located at Results Way Corporate Park, in the City of Cupertino, County of Santa Clara, State of California. Tenant desires to lease all of Building No. 1 (herein referred to as the "Building" and/or the "Premises"), which contains a total of approximately forty-two thousand ninety-six (42,096) square feet of rentable area. The Building is shown and designated on the site plan attached hereto as Exhibit A. The Real Property, the Building, the other buildings located on the Real Property, and all other improvements now or hereafter located on the Real Property are sometimes hereinafter referred to collectively as the "Property."

          B. Landlord and Tenant hereby agree as follows:

                             Article 1 -- Premises
                             ---------------------

          Section 1.01. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the term and subject to the agreements, conditions and provisions hereinafter set forth, together with a nonexclusive right to the use of the "Common Facilities" (as defined in Article
                                                                        -------
5 below); provided, however, that Landlord hereby reserves for itself from the
-
leasehold interest granted to Tenant herein: (a) the "Main Utility Lines" (as defined in Section 5.01), any easements for public utilities and the right of
           ------------
ingress and egress to the public utilities and the distribution system for all utilities serving the Property for the purpose of installing, maintaining and repairing such utility systems, and (b) a nonexclusive right to use the Common Facilities, including a nonexclusive right of ingress and egress over the parking lots, entrances, exits and drive aisles. Landlord is currently remeasuring the Premises. Upon completion of remeasurement, using a measurement standard selected by Landlord, the area of the Premise shall be restated in a notice from Landlord and such restated area shall constitute the area of the Premises. The area, as stated in the notice, shall be in rentable square feet ("Rentable Square Feet").

          Section 1.02. Tenant shall have the right to use the parking spaces located in the basement of the Building. Landlord shall have no obligation to supervise or monitor the use of the parking by tenants or third parties.

          Section 1.03. Provided Tenant is not then in default, Tenant shall receive an improvement allowance of Five Dollars ($5.00) per square foot (the "Allowance"). The Allowance shall be paid by Landlord to Tenant promptly upon receipt by Landlord of paid invoices reflecting permanent improvements to the Premises. The sufficiency of such evidence of costs incurred shall be to Landlord's satisfaction. All requests for payment must be received by Landlord on or before December 31, 1999. If any portion of the Allowance remains on January 1, 2000, it shall be deemed forfeited and Tenant shall have no further rights thereto.

                               Article 2 -- Term
                               -----------------

          Section 2.01. The term of this Lease (the "Term") shall commence on December 12, 1998 (the "Term Commencement Date"). Unless sooner terminated as hereinafter provided, the Term shall end on December 11, 2003 (the "Term Expiration Date"). If Landlord does not tender possession of the Premises to Tenant on or before the Term Commencement Date, for any reason whatsoever, Landlord shall not be rendered liable for any damage thereby and this Lease shall not be rendered void or voidable thereby, but Tenant shall not be liable for any rent until such time as Landlord does tender possession of the Premises to Tenant. No failure to tender possession of the Premises on or before the Term Commencement Date shall: (a) in any way affect any other obligations of Tenant hereunder or (b) extend the Term Expiration Date. If tender of possession does not occur on the Term Commencement Date, then, once the actual Term Commencement Date has been determined, Landlord and Tenant shall execute an amendment to this Lease stating the actual Term Commencement Date. If Landlord has failed to tender the Premises to Tenant on or before ninety (90) days following the Term Commencement Date, Tenant shall have the right to terminate this Lease at any time prior to Landlord's tender of the Premises.

                               Article 3 -- Rent
                               -----------------

          Section 3.01. Tenant shall pay to Landlord for the use of the Premises, in lawful money of the United States, a Monthly Base Rent in the sum set forth in Section 3.02 below (subject to adjustment as herein provided),
             ------------
payable without notice or demand, in advance, on the first day of each calendar month.

          All payments of Monthly Base Rent required to be made under this
Article 3, or payments to be made under any other Article of this Lease, shall
---------
be made without any setoff or counterclaim whatsoever, and shall be made payable to and sent to Landlord at the office of Landlord or at such other place as Landlord may designate from time to time.

          Every installment of rent and every other payment due hereunder from Tenant to Landlord which shall not be paid within three (3) business days after the same shall have become due and payable shall bear interest at the greater of ten percent (10%) or five percent (5%) in excess of the discount rate than charged by the San Francisco Federal Reserve on the twenty-fifth (25th) day of the month immediately preceding the delinquency date, from the date that the same became due and payable until paid, whether or not demand be made therefor. Tenant acknowledges that late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises, Therefore, if any installment of rent due from Tenant is not received by Landlord within three (3) business days after the same shall have become due and payable, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue rent as a late charge The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

          Section 3.02. Commencing on the Term Commencement Date and continuing through January 15, 1999, Tenant shall pay Monthly Base Rent for the Premises in the amount of Twenty Four Thousand Dollars ($24,000.00) per month; thereafter, Monthly Base Rent shall be adjusted pursuant to Section 4.01. If the Term
                                                ------------
Commencement Date is a day other than the first day of a calendar month, then the Monthly Base Rent for the Premises for the first and last fractional months shall be proportionately reduced.

          Section 3.03. Upon execution of this Lease, Tenant shall pay to Landlord the sum of One Hundred One Thousand Thirty and 40/100 Dollars ($101,030.40) ("Advance Rent"). The Advance Rent shall be applied to Tenant's obligation to pay Monthly Base Rent for the first month or months in which Monthly Base Rent is due.

          Section 3.04. Tenant shall deposit an initial security deposit of Six Hundred Thousand Dollars ($600,000.00) (the "Security Deposit") with Landlord upon the execution of this Lease in cash as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease, including the surrender of possession of the Premises to Landlord as herein provided. Provided Tenant is not then in default, the Security Deposit shall be reduced to Four Hundred Thousand Dollars ($400,000.00) on June 1, 2000.

          Section 3.05. In lieu of a cash deposit, Tenant may deliver the Security Deposit to Landlord in the form of one or more clean, irrevocable, non-documentary and unconditional letters of credit (collectively, the "Letter of Credit") issued by and drawable upon any commercial bank, trust company, national banking association or savings and loan association with offices for banking purposes in the City of San Francisco (the "Issuing Bank"), which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as "+" or "-" or numerical notation, "Aa" or better by Moody's Investors Service and "AA" or better by Standard & Poor's Rating Service, and has combined capital, surplus and undivided profits of not less than $500,000,000. Up to Two Hundred Thousand Dollars ($200,000.00) of the Security Deposit may be in the form of a Letter of Credit from Tenant's subtenant. Such Letter of Credit shall satisfy all of the requirements contained in this Article. Such Letter of Credit shall (a) name Landlord as beneficiary,
(b) be in the amount of the Security Deposit, (c) have a term of not less than one year, (d) permit multiple drawings, (e) be fully transferable by Landlord without the payment of any fees or charges by Landlord, and (f) otherwise be in form and content satisfactory to Landlord. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable

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

solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term unless the Issuing Bank sends a notice (the "Non-Renewal Notice") to Landlord by certified mail, return receipt requested, not less than 45 days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. Landlord shall have the right, upon receipt of the Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Article. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in San Francisco. The Letter of Credit shall be subject in all respects to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500.

          Section 3.06. If Tenant defaults in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of Rent, Landlord may apply or retain the whole or any part of the cash Security Deposit or may notify the Issuing Bank and thereupon receive all or a portion of the Security Deposit represented by the Letter of Credit and use, apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Rent or any other sum as to which Tenant is in default including (a) any sum which Landlord may expend or may be required to expend by reason of Tenant's default, and/or (b) any damages or deficiency to which Landlord is entitled pursuant to this Lease or applicable requirements, whether such damages or deficiency accrues before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Security Deposit, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant after the Expiration Date and within thirty
(30) days after delivery of possession of the Premises to Landlord in the manner required by this Lease. Tenant expressly agrees that Tenant shall have no right to apply any portion of the Security Deposit against any of Tenant's obligations to pay Rent hereunder.

          Section 3.07. Upon a sale of the Real Property or the Building or a leasing of the Building, or any financing of Landlord's interest therein, Landlord shall have the right to transfer the cash Security Deposit or the Letter of Credit, as applicable, to the vendee, lessee or lender. With respect to the Letter of Credit, within five days after notice of such sale, leasing or financing, Tenant, at its sole cost, shall arrange for the transfer of the Letter of Credit to the new landlord or the lender, as designated by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the new landlord or the lender. If so transferred, Tenant shall look solely to the new landlord or lender for the return of such cash Security Deposit or Letter of Credit and the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the cash Security Deposit or Letter of Credit and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.

                        Article 4 -- Adjustment of Rent
                        -------------------------------

          Section 4.01. Commencing on January 16, 1999 and continuing through November 30, 1999, Monthly Base Rent shall be $2.40 per Rentable Square Foot. Thereafter, Monthly Base Rent shall be:

          December 1, 1999 - November 30, 2000:    $2.50 per Rentable Square Foot

          December 1, 2000 - November 30, 2001:    $2.5875 per Rentable Square Foot

          December 1, 2001 - November 30, 2002:    $2.678 per Rentable Square Foot

          December 1, 2002 - December 11, 2003:    $2.772 per Rentable Square Foot

          Section 4.02. This shall be a "net lease" and the Monthly Base Rent shall be paid to Landlord absolutely net of all costs and expenses. The provisions for payment of operating expenses, taxes, assessments and utilities and maintenance are intended to pass on to Tenant and reimburse Landlord for all costs and expenses incurred in connection with the ownership and operation of the Property and the Common Facilities.

             Article 5 -- Common Facilities and Operating Expenses
             -----------------------------------------------------

          Section 5.01. The term "Main Utility Lines" shall mean the electric light and power, telephone and telegraph, water, storm drain, gas and sewer pipes, conduits, lines, trails or systems serving the Property and located under those portions of the Property. The term "Common Facilities" shall mean the Main Utility Lines, entrances, exits, drive aisles and access roads, parking areas, walkways, landscaped areas and all other areas located on or adjacent to the Real Property which are provided from time to time for use of all tenants of the Real Property and/or the Building. The Common Facilities exclude all areas located on or adjacent to the Real Property which Landlord has provided for the exclusive use of particular tenants of the Real Property and/or the Building. From time to time, Landlord shall have the right to designate areas for the exclusive use of particular tenants of the Real Property and/or the Building. Tenant acknowledges that Honeywell has an employee cafeteria and outdoor eating area which are for the exclusive use of Honeywell's employees. Tenant shall not allow its employees to use Honeywell's employee cafeteria or outdoor eating area. The Common Facilities will be administered by Landlord.

          Section 5.02. Landlord gives to Tenant and its authorized representatives and invitees a nonexclusive right to use the Common Facilities for ingress and egress, with others who are entitled to use the Common Facilities, subject to Landlord's reserved rights hereinafter set forth. Landlord reserves the right to change the Common Facilities or the layout thereof, and to add other buildings and improvements to the Real Property and remove buildings and improvements from the Real Property, from time to time so long as such change does not materially adversely affect Tenant's use of the Premises. Landlord reserves for itself and its assigns a non-exclusive easement on, over and across the Common Facilities for the purpose of vehicular (including trucks of all sizes) and pedestrian ingress and egress.

          Section 5.03. Landlord shall have the right to:

               (a) Establish and enforce rules and regulations applicable to all tenants concerning the maintenance, management, use and operation of the Common Facilities.

               (b) Close any of the Common Facilities to whatever extent required in the opinion of Landlord's counsel to prevent a dedication of any of the Common Facilities or the accrual of any rights of any person or of the public to the Common Facilities, but Landlord shall use reasonable efforts not to interfere with Tenant's use of the Premises.

               (c) Close temporarily any of the Common Facilities for maintenance purposes.

               (d) Select a person or company to maintain and operate any of the Common Facilities if at any time Landlord determines that the best interests of the Property will be served by having any of the Common Facilities maintained and operated by that person or company. Landlord shall have the right to negotiate and enter into a contract with that person or company on such terms and conditions and for such period of time as Landlord deems reasonable and proper as to both service and cost.

          Section 5.04. Commencing on the Term Commencement Date, and on the first day of each calendar month thereafter, Tenant shall pay to Landlord, in addition to Monthly Base Rent, an amount estimated by Landlord to be equal to Tenant's "Proportionate Share" of "Operating Expenses" (each as defined below); provided, however, Landlord may, at Tenant's sole cost, repair any damage to the Common Facilities caused by the negligence or act or omission of Tenant, its agents, employees, servants or invitees, or Landlord may require Tenant to make such repairs. Unless otherwise specified in this Lease, whenever Tenant is required to pay its "Proportionate Share," such Proportionate Share shall be the ratio (expressed as a percentage) which the number of Rentable Square Feet then contained in the Premises bears to the total number of Rentable Square Feet then constructed on the Real Property, as each may change from time to time; however, if portions of the Real Property are taxed, maintained or in some other way managed or treated separately with respect to costs of which Tenant is to pay a portion, then, at Landlord's option, the denominator used for calculating Tenant's Proportionate Share shall be the total number of Rentable Square Feet constructed on that portion of the Real Properly in which the Premises are included for purposes of such taxes, maintenance or other matters. For example, if certain portions of the Real Property were separately assessed for tax purposes, then, at Landlord's option, the denominator used for Tenant's Proportionate Share would be the total number of Rentable Square Feet constructed on that portion of the Real Property which is included in the same tax bill as the Premises. In addition, Landlord shall have the option of billing certain Operating Expenses on a building-by-building basis, in which case Tenant's

Proportionate Share shall be the ratio (expressed as a percentage) which the number of Rentable Square Feet then contained in the Premises bears to the total number of Rentable Square Feet contained in the Building. As of the date of this Lease, and except as otherwise provided in Section 6.01 and Section 12.03,
                                           ------------     -------------
Tenant's Proportionate Share of Operating Expenses is one hundred percent (100%) as applied to the Building. When Landlord completes its measurement of the Building and other builds it will notify Tenant of its Proportionate Share of the Real Property. Landlord also shall have the option of submetering or equitably prorating charges for electricity, water, gas, steam and sewer, in which case Tenant shall be responsible for the portion of such costs which Landlord so allocates to Tenant. If Landlord submeters or prorates any of such charges, then Landlord's allocation, made reasonably and in good faith, shall be determinative and binding on Tenant.

          Operating Expenses which vary with occupancy and which are attributable to any part of the Term during which less than one hundred percent (100%) of the Rentable Area of the Building is occupied by tenants, shall be adjusted by Landlord to the amount which Landlord reasonably believes they would have been if one hundred percent (100%) of the Rentable Area within the Building had been so occupied. It during all or any part of any calendar year, Landlord does not furnish any particular item of work or service to portions of the Building due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such space, or such tenant is itself obtaining and providing such item of work or service, or for any other reason, then for the purpose of computing Operating Expenses for such calendar year, the Operating Expenses shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred by Landlord during such period if it had furnished such item of work or service to such portions of the Building. Landlord may, at or after the start of any calendar year, notify Tenant of the amount which Landlord estimates will be Tenant's monthly share of Operating Expenses for such calendar year, and the amount thereof shall be added to the Monthly Base Rent payments required to be made by Tenant in such year. A reasonably detailed Statement (the "Statement") of the Operating Expenses payable by tenant for each year shall be given to Tenant within a reasonable period of time after the end of each calendar year. If Tenant's share of any Operating Expenses as shown on such Statement is greater or less than the total amounts actually paid by Tenant during the year covered by such Statement, then within fifteen (15) days after receipt of the Statement, Tenant shall pay in cash, any sums owed Landlord or, if applicable, Tenant shall receive a credit against any rent next accruing for any sum owed Tenant. If this Lease expires or is terminated on a day other than the last day of a calendar year. the amount of Operating Expenses payable by Tenant during the year in which this Lease expires or is terminated shall be prorated on the basis which the number of days from the commencement of the calendar year to and including the date on which this Lease expires or is terminated bears to three hundred sixty-five (365), and shall be due and payable monthly in advance notwithstanding the expiration or earlier termination of the Term. Following the expiration or termination of this Lease, Landlord may deliver to Tenant an estimate of the final Statement for such partial calendar year. If Tenant's Percentage Share of Operating Expenses for such partial calendar year as shown on such estimated Statement is greater than the total amount of Operating Expenses actually paid by Tenant during such partial calendar year, Tenant shall, within fifteen (15) days after receipt of such estimated final Statement, pay to Landlord the amount of the deficiency. Whether or not Landlord has delivered to Tenant an estimated Statement at the end of the Term, following expiration of the calendar year in which this Lease expired or was terminated, Landlord shall give a final Statement to Tenant for such calendar year. If Tenant's share of any Operating Expenses as shown on the final Statement is greater or less than the total amount of Operating Expenses actually paid by Tenant during the year covered by the final Statement, then within fifteen (15) days after receipt of the Statement, the appropriate party shall pay to the other party any sums owed. Tenant shall have the right to audit Operating Expenses for any year by notice to Landlord not more than thirty (30) days after receipt of the annual Statement for such year. Failure to timely notice an audit for any year shall constitute a waiver of the right to audit or object to such Statement. Tenant shall conduct the audit at such time and in such manner as prescribed by Landlord. The auditor engaged by Tenant may not be contingency fee compensated.

          The term "Operating Expenses," as used herein, shall mean any and all sums expended by Landlord for the management, ownership, maintenance, repair and operation of the Common Facilities, the Building and the Real Property, including, without limitation:

               (a) Wages, salaries and other compensation and benefits, as well as any adjustment thereto, for Landlord's employees and agents and any independent contractors hired by Landlord.

               (b) Costs of service, maintenance and inspection contracts for landscaping, rubbish removal, exterminating, elevator, escalator, fire and life safety equipment,

HVAC units, telephone cable distribution, plumbing, electrical and mechanical equipment and the costs of purchasing or renting mechanical equipment, supplies, tools, materials and uniforms.

               (c) Premiums and other charges (including costs of claims adjustments) for insurance and deductible amounts under the terms of such insurance, including, without limitation, all risk, earthquake, public liability, environmental, property damage and workers' compensation insurance, and such other insurance coverage in such amounts as Landlord, in its sole discretion, shall elect to maintain.

               (d) Costs of providing electricity, water, gas, steam, sewer, telephone, communication and other utility services.

               (e) Costs of restriping, resurfacing and sweeping parking areas, planting and landscaping (including replacement planting and landscaping), maintenance, repair and replacement of directional signs and other markers, as well as lighting.

               (f) Sales, use and excise taxes on goods and services purchased by Landlord,

               (g)  License, permit and inspection fees.

               (h)  Reasonable attorneys', accountants' and consultants' fees.

               (i) Reasonable fees for management and accounting services and costs incidental thereto, whether provided by an independent management company, Landlord, or an affiliate of Landlord.

               (j) The costs of any capital improvements, equipment or devices installed or paid for by Landlord (i) required or desired for health and safety of tenants and occupants, (ii) to conform with any change in laws, rules, regulations or requirements of any governmental or quasi-governmental authority having jurisdiction not applicable to the Building as of the date of original construction or of the board of fire underwriters or similar insurance body,
(iii) to effect a labor saving, energy saving or other economy, or (iv) to replace any existing improvements, equipment or devices, including, without limitation, the roof and parking area, amortized over the lesser of (A) ten (10) years; (B) the "pay back period;" or (C) the useful life of such capital improvement, equipment or device (as determined by Landlord), as well as interest on the unamortized balance at the prime rate as defined below (the "Prime Rate") on the date the costs are incurred or such higher rate as may have been paid by Landlord on borrowed funds. The "pay back period" shall be the period within which the anticipated savings from the use of such capital improvement, equipment or device, as determined by Landlord, will equal the cost of the subject capital improvement, equipment or device. "Prime Rate" shall mean the prime rate (or base rate) reported in the Money Rates column or section of The Wall Street Journal as being the base rate on corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) on the first day on which The Wall Street Journal is published in the month preceding the month in which the subject costs are incurred.

               (k) Depreciation or amortization of the costs of materials, tools, supplies and equipment purchased by Landlord to enable Landlord to supply services which Landlord might otherwise contract for with a third party where such depreciation and amortization would otherwise have been included in the charge for such third party's services.

               (l) Compliance with air, water and noise quality and/or control statutes, laws, codes, rules and regulations including, without limitation, statutes, laws, codes, rules and regulations relating to toxic substances or hazardous wastes.

               (m)  Real property taxes other than those payable pursuant to
Section 6.01;

               (n) Local civic association dues and fees related to the Property; and

               (o) Any capital improvement the cost of which is less than Ten Thousand Dollars ($10,000).

          Section 5.05. Landlord, its agents and others receiving Landlord's written permission while engaged in the work of constructing improvements in the Property or making repairs therein, including but not limited to construction of new buildings or building addition(s) and construction or reconstruction work, shall have the right to make a reasonable use of portions of the accommodation areas, roads and the truckways; provided, however, Landlord shall provide reasonable prior notice to Tenant and shall use its reasonable efforts not to interfere with Tenant's use of the Premises. In determining the reasonableness of any such use, all pertinent factors shall be taken into consideration including, but not limited to. the interference, if any, with the business and operations of the various business enterprises in the Property, the availability of other space for such purpose and the cost of using other space for such purpose, provided that the entrance to Tenant's or other tenants premises for customers and service shall not be blocked.

          Section 5.06. If any general or special assessment is levied and assessed against the Property, Landlord may elect to either pay the assessment in full or allow the assessment to "go to bond." If Landlord pays the assessment in full, Landlord shall include in Operating Expenses only that portion which would have been payable (as both principal and interest) had Landlord allowed the assessment to "go to bond."

          Section 5.07. Tenant's liability to pay real property taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the term at the Term Commencement Date and at the expiration of the term.

          Section 5.08. If Landlord receives a tax credit for any taxes attributable to any prior taxes paid by Tenant or for which Tenant has reimbursed Landlord pursuant to this Lease, then Tenant shall receive a credit against the next payment of Operating Expenses for its proportionate share of such tax credit.

                        Article 6 -- Taxes; Assessments
                        -------------------------------

          Section 6.01. Tenant shall pay before delinquency all "real property taxes" (as defined below) that become payable during the term and are levied or assessed against Tenant's personal property and/or improvements made by Tenant or Landlord installed or located in or on the Premises. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. "Real property taxes" shall include all taxes, assessments and charges (including costs and expenses of contesting the amount or validity thereof or seeking a reduction by appropriate administrative or legal proceedings) levied upon or with respect to the subject property or any personal property of Landlord, or Landlord's interest in the subject property and/or or such personal property, including, without limitation, all real property taxes and general and special assessments; charges, fees, levies or assessments for transit, housing, police, fire or other governmental services or purported benefits to the Property; service payments in lieu of taxes; and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Property, on the use or occupancy of the Property or any part thereof, relating to transit impact and mitigation, or on the rent payable under any lease or in connection with the business of renting space in the Property, which may now or hereafter be levied or assessed against Landlord by the United States of America, the State of California, or any political subdivision, public corporation, district or other political or public entity, and any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to (in whole or in part) any other property taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease.

                               Article 7 -- Use
                               ----------------

          Section 7.01. The Premises shall be used only for software research and development, sales, marketing and general office use. No other use shall be permitted without Landlord's written consent, which consent may be withheld in Landlord's sole discretion. In no event shall the Premises be used for manufacturing or assembly. Tenant shall be permitted to use the Premises for assembly of prototypes in connection with product development.

          Section 7.02. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Property or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on, or about the Premises.

          Section 7.03. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any law, statute, ordinance, or governmental rule, regulation, or requirement, shall be conclusive of such violation as between Landlord and Tenant.

          Section 7.04. All graphics of Tenant on the exterior of the Premises shall be subject to Landlord's prior written approval, which approval may be withheld in its sole discretion.

          Section 7.05. Tenant shall not cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials (a "Release"). Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et sec., the Resource Conservation and Recovery Act, as amended 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency requires testing to ascertain whether there has been any Release by Tenant, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify, defend, protect and hold Landlord, and Landlord's agents, employees and constituent members, harmless from and against any and all losses, damages, claims, causes of action, penalties, liabilities, costs and expenses (including, without limitation, clean-up costs, monitoring costs, and attorneys' and consultants' fees) resulting from, arising out of or related to: (i) any Release, regardless of where located, if caused by Tenant or persons acting under Tenant, and/or (ii) any Release on the Premises occurring while Tenant is in possession of the Premises unless caused by Landlord or persons acting under Landlord. The covenants contained herein shall survive the expiration or earlier termination of the Lease. California Health and Safety Code Section 25359.7(b) requires any tenant of real property who knows, or has reasonable cause to believe, that any release of a hazardous substance has come to be located on or beneath such real property to give written notice of such condition to the owner. Tenant shall comply with the requirements of Section 25359.7(b) and any successor statute thereto and with all other statutes, laws, ordinances, rules, regulations and orders of governmental authorities with respect to hazardous substances. Landlord shall have the right to pursue all legal and equitable remedies available to it in the event of failure of Tenant to comply with the requirements of this Section.

          Section 7.06. Landlord shall have the right to make changes or alterations to any portion of the Building other than the Premises (which may include, but need not be limited to, repair or replacement of the Building's roof, exterior facade, exterior window glass, elevators, electrical systems, heating, ventilating and air-conditioning system, plumbing system or restrooms). Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or any diminution or abatement of rent as a result of any noise, dust, vibration or other disturbance to Tenant's business at the Premises (provided Tenant is not denied access to the Premises) arising out of the making of such changes or alterations and such changes or alterations shall not be deemed to be a constructive or actual eviction or a breach of Landlord's covenant of quiet enjoyment. Landlord shall use reasonable efforts (which shall not include any obligation to employ labor at overtime rates) to minimize disruption of Tenant's business during the making of any such changes or alterations.

                      Article 8 -- Services and Utilities
                      -----------------------------------

          Section 8.01. Landlord shall provide a main electrical room in the Building, and Tenant shall make all arrangements for, and shall pay all costs of, installation and supply of utility facilities, telephone service, janitorial services and all utilities furnished to or used by it; provided, however, that utilities for the Common Facilities or which are provided jointly to tenants of the Building shall be provided by Landlord as part of Operating Expenses.

          Section 8.02. Landlord shall not be liable for any failure to provide access to the Premises, to assure the beneficial use of the Premises or to furnish any services or utilities when such failure is caused by natural occurrences, riots, civil disturbances, insurrection, war, court order, public enemy, accidents, breakage, strikes, lockouts, other labor disputes, the making of repairs, alterations or improvements to the Premises or the Building, the inability to obtain an adequate supply of fuel, gas, steam, water, electricity, communication services, labor or other supplies or by any other condition beyond Landlord's reasonable control, and Tenant shall not be entitled to any damages resulting from such failure, nor shall such failure relieve Tenant of the obligation to pay all sums due hereunder or constitute or be construed as a constructive or other eviction of Tenant. If any governmental entity promulgates or revises any statute, ordinance or building, fire or other code, or imposes mandatory or voluntary controls or guidelines on Landlord or the Building or any part thereof, relating to the use or conservation of energy, water, gas, steam, light, communication services or electricity or the provision of any other utility or service provided with respect to this Lease, or if Landlord is required or elects to make alterations to the Building in order to comply with such mandatory or voluntary controls or guidelines, Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines, or make such alterations to the Building. Neither such compliance nor the making of such alterations shall in any event entitle Tenant to any damages, relieve Tenant of the obligation to pay any of the sums due hereunder, or constitute or be construed as a constructive or other eviction of Tenant.

                           Article 9 -- Alterations
                           ------------------------

          Section 9.01. Tenant shall neither make nor cause to be made any alterations, additions or improvements (collectively "Alterations") in, on or to any portion of the Building or the Common Facilities outside of the interior of the Premises. Tenant shall not make or suffer to be made any Alterations in, on or to the Premises or any part thereof without the prior written consent of Landlord, which consent will not be unreasonably withheld; provided, however, Landlord may withhold its consent in its sole discretion if any proposed Alterations will adversely affect the structure or safety of the Building or its communications, electrical, plumbing, HVAC, mechanical or life safety systems. When applying for any such consent, Tenant shall furnish complete plans and specifications for the desired Alterations, unless the cost thereof is less than Ten Thousand Dollars ($10,000.00). Subsequent to obtaining Landlord's consent and prior to commencement of construction of the Alterations, Tenant shall deliver to Landlord the building permit and a copy of the executed construction contract covering the Alterations. Tenant shall pay to Landlord upon demand a review fee in the amount of five percent (5%) of the construction cost of the Alterations to compensate Landlord for the cost of review and approval of the plans and specifications and for additional administrative costs incurred in monitoring the construction of the Alterations. The review fee shall not be payable with respect to construction of the initial Alterations in the Premises, provided, however, Tenant shall reimburse Landlord for all third party costs incurred by Landlord in connection with the initial Alterations. Landlord shall deduct such third party costs from the allowance provided in Section 1.03. If Landlord consents to the making of any Alterations, the same shall be made by Tenant at Tenant's sole cost and expense (subject to reimbursement by Landlord pursuant to Section 1.03 of this Lease), and any contractor or person selected by Tenant to make the same must first be approved in writing by Landlord. For Alterations affecting the Building's structural, electrical, mechanical, plumbing or life safely systems, Tenant must use those approved contractors designated by Landlord. Tenant shall provide, at its expense, such completion, performance and/or payments bonds as Landlord considers reasonably necessary with respect to such construction work. Tenant shall also require its contractor to maintain insurance in amounts and in such form as Landlord may require. Any construction, alteration, maintenance, repair, replacement, installation, removal or decoration undertaken by Tenant in connection with the Premises shall be completed in accordance with the plans and specifications approved by Landlord, shall be carried out in a good, workmanlike and prompt manner, shall comply with all applicable statutes, laws, ordinances, regulations, rules, orders and requirements of the authorities having jurisdiction thereof, and shall be subject to supervision by Landlord or its employees, agents or contractors. Without Landlord's prior written consent Tenant shall not use any portion of the Common Facilities in connection with the making of any Alterations. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Building in order to comply with any applicable statutes, laws, ordinances, regulations, rules, orders or requirements (e.g. ordinances intended to provide full access to handicapped persons), then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements (subject to Section 1.03 of this Lease). Any Alterations made by Tenant shall remain on and be surrendered with the Premises upon the expiration or sooner termination of the Term, except Tenant shall upon demand by Landlord, at Tenant's sole cost and expense, forthwith and with all due diligence remove all or any portion of any Alterations made by Tenant which are designated by Landlord to be removed, and Tenant shall forthwith and with all due diligence, and at its sole cost and expense, repair and restore the Premises to their original condition, reasonable wear and tear excepted.

          Section 9.02. Tenant shall give Landlord at least fifteen (15) days prior written notice of commencement of any work of construction, alteration, maintenance, repair or replacement in order to enable Landlord to post and record notices of nonresponsibility. Tenant shall keep the Premises, Common Facilities, Building and the real property upon which the Building is situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Within ten (10) days after completion of any Alterations, Tenant shall deliver to Landlord fully executed California Civil Code Section 3262 lien, releases from each contractor and subcontractor performing work in the Building.

          Section 9.03. Tenant shall indemnify, defend, and hold Landlord harmless against any and all loss, cost, damage, injury and expense arising out of or in any way related to claims for work or labor performed, or materials or supplies furnished, to or at the request of Tenant or in connection with performance of any work done for the account of Tenant in the Premises, the Common Facilities or the Building, whether or not Tenant obtained Landlord's permission to have such work done, labor performed, or materials or supplies furnished.

                             Article 10 -- Repairs
                             ---------------------

          Section 10.01. Landlord shall maintain the Common Facilities. as well as the exterior and structural parts of the Building (including, as necessary, structural parts of the Premises), and the costs of doing so shall constitute part of the Operating Expenses. Except as expressly provided herein, Landlord shall have no further responsibility to maintain the Premises or the Building.

          Section 10.02. No representations, except as contained herein or endorsed hereon, have been made to Tenant respecting the condition of the Premises, and the acceptance of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises are now in a tenantable and good condition. Tenant shall take good care of the Premises and shall make all repairs to all improvements within the Premises, whether constructed by or at the direction of Landlord or Tenant, in order to preserve the Premises in good working order and condition. Landlord shall not be liable for, and there shall be no abatement of rent with respect to, any injury to or interference with Tenant's business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Premises, the Common Areas or the Building or in or to the fixtures, appurtenances or equipment therein. Tenant hereby waives all right to make repairs at Landlord's expense under the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code, and instead, all improvements, repairs and/or maintenance expenses incurred in connection with the Premises shall be at the expense of Tenant or as an Operating Expense, if applicable, and shall be considered as part of the consideration for leasing the Premises. All damage or injury done to the Premises or the Building by Tenant or by any person who may be in or upon the Premises with Tenant's consent or at Tenant's invitation, shall be paid for by Tenant, and Tenant shall, at the termination of this Lease, surrender the Premises to Landlord in as good condition and repair as when accepted by Tenant, reasonable wear and tear excepted.

                        Article 11 -- Tenant Insurance
                        ------------------------------

          Section 11.01. Tenant, at its cost, shall maintain commercial general liability insurance, including contractual liability coverage, with a minimum combined single limit of bodily injury, personal injury and property damage coverage of Five Million Dollars ($5,000,000.00), insuring against all liability arising out of or in connection with Tenant's use or occupancy of the Premises. Such insurance shall name Landlord, its partners, lenders and property managers as additional insureds, shall specifically include the liability assumed under this Lease by Tenant (provided, however, that the amount of such insurance shall not be construed to limit the liability of Tenant hereunder), and shall provide that it is primary insurance and not "excess over" or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord. The policy shall not eliminate cross-liability and shall contain a severability of interest clause. Not more frequently than once each year, if, in the opinion of Landlord's lender or of the insurance consultant retained by Landlord, the amount of public liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by either Landlord's lender or Landlord's insurance consultant.

          Section 11.02. Tenant, at its cost, shall maintain on all of its personal property, tenant improvements (whether constructed by Landlord or Tenant), and Alterations, in, on, or about the Premises, a policy of "Broad Form" insurance, to the extent of at least full replacement value without any deduction for depreciation. The proceeds from any such policy shall be used by Tenant for the replacement of such personal property or the restoration of such tenant improvements or Alterations. Tenant shall not be obligated to replace obsolete equipment or fixtures provided Tenant uses such insurance proceeds to restore and replace equipment and fixtures so that Tenant may productively conduct its business in the Premises. The "full replacement value" of the improvements to be insured under this Article 11 shall be determined by the company issuing the
                   ----------
insurance policy at the time the policy is initially obtained. Not more frequently than once every three (3) years, Landlord shall have the right to notify Tenant that it elects to have the replacement value redetermined at Landlord's expense by an insurance company or insurance consultant. The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results by the company. The insurance policy shall be adjusted according to the redetermination. Tenant, at its cost, shall maintain such other insurance as Landlord may reasonably require from time to time.

          Section 11.03. All the insurance required under this Lease shall:

               (a) Be issued by insurance companies authorized to do business in the State of California, with a financial rating of at least an AXIII status as rated in the most recent edition of Best's Insurance Reports.

               (b)  Be issued as a primary policy.

               (c) Contain an endorsement requiring thirty (30) days' written notice from the insurance company to both parties and to Landlord's lender before cancellation or change in the coverage, scope, or amount of any policy.

          Section 11.04. Each policy, and a certificate of the policy, together with evidence of payment of premiums, shall be deposited with Landlord at the commencement of the term, and on renewal of the policy not less than twenty (20) days before expiration of the term of the policy.

                       Article 12 -- Landlord Insurance
                       --------------------------------

          Section 12.01. A policy of standard fire and extended coverage or all risk insurance (including earthquake insurance) with vandalism and malicious mischief endorsements and such other insurance and endorsements as Landlord deems reasonable and appropriate, to the extent of at least full replacement value, may be maintained by Landlord (as part of Operating Expenses) on the Building and other improvements that are a part of the Property. Such policy shall not cover the personal property or trade fixtures of tenants, but shall cover alterations, improvements and nontrade fixtures within the Building.

          Section 12.02. The parties release each other, and their respective authorized representatives, to the extent of insurance proceeds actually received, from any claims for damage to any person or to the Premises and to the fixtures, personal property, tenant improvements, and alterations of either Landlord or Tenant in or on the Premises that are caused by or result from risks insured against under any insurance policies carried by the parties (or which the parties are required to maintain) and in force at the time of any such damage.

          Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other, to the extent of insurance proceeds actually received, for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease. If any insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional minimum if such a policy is only obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

                    Article 13 -- Assignment and Subletting
                    ---------------------------------------

          Section 13.01. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld: (a) assign, mortgage, pledge, encumber or otherwise transfer this Lease, the term or estate hereby granted, or any interest hereunder: (b) permit the Premises or any part thereof to be utilized by anyone other than Tenant (whether as licensee, permittee or otherwise); or
(c) except as hereinafter provided, sublet or offer or advertise for subletting the Premises or any part thereof. Any assignment. mortgage, pledge, encumbrance, transfer or sublease without Landlord's consent shall be voidable and, at Landlord's election, shall constitute a default. It Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer of a controlling percentage of the capital stock of Tenant or the sale of fifty percent (50%) or more of the value of the assets of Tenant, shall be deemed a voluntary assignment of this Lease by Tenant. The phrase "controlling percentage" shall mean the ownership of, and the right to vote, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of Tenant's capital stock issued, outstanding, and entitled to vote for the election of directors. The preceding two sentences shall not apply to corporations, the stock of which is traded through an exchange or over the counter. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law of any partner or partners owning a total of fifty percent (50%) or more of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment of this Lease by Tenant. If Tenant consists of more than one person, a purported assignment, voluntary, involuntary, or by operation of law, by any one of the persons executing this Lease shall be deemed a voluntary assignment of this Lease by Tenant.

          Section 13.02. If at any time or from time to time during the Term, Tenant desires to assign or sublet all or any part of the Premises, then at least thirty (30) days, but not more than one hundred twenty (120) days, prior to the date when Tenant desires the assignment or subletting to be effective (the "Transfer Date"), Tenant shall give Landlord a notice (the "Notice") which shall set forth the name, address and business of the proposed assignee or sublessee, information (including financial statements and references) concerning the character of the proposed assignee or sublessee, a detailed description of the space proposed to be assigned or sublet (the "Space"), any rights of the proposed assignee or sublessee to use Tenant's improvements and the like, the Transfer Date, and the fixed rent and/or other consideration and all other material terms and conditions of the proposed assignment or subletting, all in such detail as Landlord may reasonably require. If Landlord requests additional detail, the Notice shall not be deemed to have been received until Landlord receives such additional detail. If an Event of Default then exists, Landlord shall have the option, exercisable by giving notice to Tenant at any time within twenty (20) days after Landlord's receipt of the Notice: (a) in the case of an assignment or sublease, to terminate this Lease as to the Space as of the Transfer Date, in which event Tenant shall be relieved of all further obligations hereunder as to the Space; or (b) in the case of a sublease, to sublease the Space from Tenant upon the terms and conditions set forth in the Notice, except that the rent shall be the lower of the per square foot Monthly Base Rent and additional rent payable under this Lease for the Space, or that part of the rent and other consideration set forth in the Notice which is applicable to the Space. If Landlord exercises its option to sublet the Space, Tenant shall sublet the Space to Landlord upon the terms and conditions contained in the Notice; provided, however, that: (i) Landlord shall at all times under such sublease have the right and option further to sublet the Space without obtaining Tenant's consent or sharing any of the economic consideration received by Landlord; (ii) the use provisions shall not be applicable thereto;
(iii) Landlord and its subtenants shall have the right to use in common with Tenant all lavatories, corridors and lobbies which are within the Premises and the use of which is reasonably required for the use of the Space; (iv) Tenant shall have no right of setoff or abatement or any other right to assert a default hereunder by reason of any default by Landlord under such sublease; and
(v) Landlord's liability under such sublease shall not be deemed assumed or taken subject to by any successor to Landlord's interest under this Lease. No failure of Landlord to exercise either option with respect to the Space shall be deemed to be Landlord's consent to the assignment or subletting of all or any portion of the Space. Provided Landlord has consented to such assignment or subletting, Tenant shall be free to assign or sublet the Space to any third party subject to the following conditions:

               (a) The assignment or sublease shall be on the same terms set forth in the Notice given to Landlord;

               (b) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Space until an executed counterpart of the assignment or sublease has been delivered to Landlord;

               (c) No assignee or sublessee shall have a right further to assign or sublet; and

               (d)  Any proposed subletting would not result in more than two
(2) subleases of portions of the Premises being in effect at any one time during the Term.

          Section 13.03. Landlord shall be permitted to consider any reasonable factor in determining whether to withhold its consent to a proposed assignment or sublease. Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, it shall be reasonable for Landlord to withhold its consent if any of the following conditions are not satisfied:

               (a) The proposed transferee shall satisfy Landlord's then-current credit standards and shall have the financial strength and stability to perform all obligations under this Lease to be performed by Tenant;

               (b) The proposed use of the Space by the transferee shall (i) comply with the use provisions hereof, (ii) be consistent with the general character of businesses carried on by other tenants of space located on the Real Property, (iii) not increase the likelihood of damage or destruction, (iv) not increase the density of occupancy of the Premises, (v) not be likely to cause an increase in insurance premiums for insurance policies applicable to the Building, (vi) not require new tenant improvements incompatible with then-existing Building systems and components and (vii) not otherwise have or cause a material adverse impact on the Premises, the Building or any other buildings on the Real Property, or Landlord's interest therein;

               (c) Any ground lessor or mortgagee whose consent to such transfer is required fails to consent thereto;

               (d)  Any proposed subletting would not result in more than two
(2) subleases of portions of the Premises being in effect at any one time during the Term; and

               (e) At the time of the request, no Event of Default under this Lease, or under any other lease between Tenant and Landlord or any affiliate of Landlord, shall have occurred and be continuing.

Tenant shall have the burden of demonstrating that each of the foregoing conditions has been satisfied.

          Section 13.04. Regardless of Landlord's consent, no subletting or assignment shall release Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. If any assignee of Tenant or any successor of Tenant defaults in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of its liability under this Lease. If Tenant assigns this Lease, or sublets all or a portion of the Premises, or requests the consent of Landlord to any assignment or subletting, or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection therewith.

          Section 13.05. If a petition is filed by or against Tenant for relief under Title 11 of the United States Code, as amended (the "Bankruptcy Code"), and Tenant (including for purposes of this Section Tenant's successor in bankruptcy, whether a trustee or Tenant as debtor in possession) assumes and proposes to assign, or proposes to assume and assign, this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who has made or accepted a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of the proposed assignment setting forth (a) the name and address of the proposed assignee, (b) all of the terms and conditions of the offer and proposed assignment, and (c) the adequate assurance to be furnished by the proposed assignee of its future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after Tenant has made or received such offer, but in no event later than ten (10) days prior to the date on which Tenant applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the date on which the court order authorizing such assignment becomes final and non-appealable, to receive an assignment of this Lease upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commissions which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease. If this Lease is assigned pursuant to the provisions of the Bankruptcy Code, Landlord may require from the assignee a deposit or other security for the performance of its obligations under the Lease in an amount substantially the same as would have been required by Landlord upon the initial leasing to a tenant similar to the assignee. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or documentation, to have assumed all of the Tenant's obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption. No provision of this Lease shall be deemed a waiver of Landlord's rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Lease, to require a timely performance of Tenant's obligations under this Lease, or to regain possession of the Premises if this Lease has neither been assumed nor rejected within sixty (60) days after the date of the order for relief or within such additional time as a court of competent jurisdiction may have fixed. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

          Section 13.06. Tenant shall not be entitled to, and Tenant hereby waives any right it may have to make any claim for, money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article 13. Tenant's sole remedy shall be an
                                   ----------
action or proceeding to enforce any provision hereof, or for specific performance, injunction or declaratory judgment. Tenant acknowledges that Tenant's rights under this Article 13 satisfy the conditions set forth in
                           ----------
Section 1951.4 of the California Civil Code with respect to the availability to Landlord of certain remedies for a default by Tenant under this Lease.

                         Article 14 -- Indemnification
                         -----------------------------

          Section 14.01. Landlord shall not be liable or responsible in any way for, and Tenant hereby waives all claims against Landlord, its partners, officers, employees and agents with respect to or arising out of: any death or any injury of any nature whatsoever that may be suffered or sustained by Tenant or any employee, licensee, invitee, guest, agent or customer of Tenant or any other person, from any causes whatsoever, or for any loss or damage or injury to any property outside or within the Premises belonging to Tenant or its employees, agents, customers, licensees, invitees, guests or any other person, unless such death. injury, loss or damage is caused by the gross negligence or willful misconduct of Landlord, its partners, officers, employees or agents. Without limiting the generality of the foregoing, Landlord shall not be liable for any such damage or damages of any nature whatsoever, including, without limitation, consequential damages or loss of profit or business opportunity, caused by explosion, fire, theft or breakage, by sprinkler, drainage or plumbing systems, by failure for any cause to supply adequate drainage, by the interruption of the telephone cable distribution system, any public utility or service, by steam, gas, water, rain or other substances leaking, issuing or flowing into any part of the Premises, by natural occurrence, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or for any damage or inconvenience which may arise through repair, maintenance or alteration of any part of the Building, or by anything done or omitted to be done by any tenant, occupant or person in the Building. In addition, Landlord shall not be liable for any loss or damage for which the Tenant is required to insure, nor for any loss or damage resulting from any construction, alterations or repair.

          Section 14.02. To the fullest extent permitted by law, Tenant shall indemnify, defend and hold Landlord, its partners, officers, employees, and agents harmless from and against any and all losses, damages, claims, or liability for any damage to any property or injury, illness or death of any person: (a) occurring in, on, or about the Premises, or any part thereof, arising at any time and from any cause whatsoever other than by reason of the gross negligence or willful misconduct of Landlord, its employees or agents; and
(b) occurring in, on, or about any part of the Building other than the Premises, when such damage, injury, illness or death shall be caused in whole or in part by the negligence or willful misconduct of Tenant, its agents, servants, partners, officers, employees, invitees or licensees (including, without limitation, when such damage, injury, illness or death shall have been caused in part by the negligence of Landlord, its partners, officers, employees or agents). Tenant shall also indemnify, defend and hold Landlord, its partners, officers, employees and agents harmless from and against any and all losses, damages, claims and liability resulting from Tenant's breach of any of its obligations under the Lease and any damage to the telephone cable distribution system caused by Tenant, its contractors, agents or employees. The provisions of this Section shall survive the expiration or termination of this Lease with respect to any accident, event, damage, injury, illness or death occurring prior to such termination.

          Section 14.03. Neither the partners comprising Landlord, nor the partners, directors or officers of any of the foregoing (collectively, the "Parties") shall be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to Landlord's interest in the Building and Tenant shall not look to the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgement for Landlord's failure to perform such obligations.

                      Article 15 -- Destruction or Damage
                      -----------------------------------

          Section 15.01. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises or the Building. As used herein with respect to the Premises or the Building, the term "partial damage" shall mean damage or destruction which does not result in the loss of either (a) fifty percent (50%) or more of the total number of Rentable Square Feet in the Premises or the Building (as applicable); or (b) fifty percent (50%) or more of the value of the Premises or the Building (as applicable); and the term "substantial damage" shall mean any damage or destruction exceeding partial damage (including total destruction).

          Section 15.02. If the Premises are partially or substantially damaged, or the Building is partially damaged, then this Lease shall remain in effect, and Landlord shall repair the damage as soon as reasonably possible; provided, however, that if the insurance proceeds received by Landlord with respect to such damage are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by insurance policies, then Landlord may elect either to; (a) repair the damage as soon as reasonably possible, in which case this Lease shall remain in effect; or (b) terminate this Lease, as of the date the damage occurred, by notifying Tenant, within ninety (90) days after receipt by Landlord of notice of the occurrence of such damage, of election by Landlord to terminate this Lease. The foregoing provisions of this Section 15.02
                                                          -------------
notwithstanding, if substantial damage to the Premises occurs during the last twelve (12) months of the Lease Term, then either Landlord or Tenant may elect to terminate this Lease, as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. In such event, Landlord shall not be obligated to repair the damage, and Tenant shall have no right to continue this Lease. Notification of such election shall be given by the electing party to the other party within thirty (30) days after the occurrence of the damage.

          Section 15.03. If the Building is substantially damaged (whether or not the Premises are substantially damaged), then Landlord (as well as Tenant, but only if the Premises have also been damaged substantially) may terminate this Lease, as of the date the damage occurred, whether or not Landlord receives any insurance proceeds with respect to such damage, by notifying the other party of such termination within thirty (30) days after the occurrence of such damage. Landlord shall otherwise repair all such damage, and this Lease shall remain in full force and effect.

          Section 15.04. The provisions of Section 15.02 and Section 15.03 of
                                           -------------     -------------
this Lease notwithstanding, if the Premises or the Building are damaged (whether partially or substantially), and the damage cannot be repaired within seven (7) months after it occurs (for whatever reason), either Landlord or Tenant may terminate this Lease by notifying the other party if within thirty (30) days after the date of the damage Landlord reasonably determines that repair and reconstruction cannot be completed within seven (7) months of the date of the damage. If reconstruction is delayed by reason of "force majeure," the period of completion of reconstruction shall be extended for the period of the force majeure delay. Any such termination shall be effective as of the date of the damage.

          Section 15.05. If the Premises or the Building are damaged, and Landlord repairs the damage pursuant to the provisions of this Article 15,
                                                               ----------
Monthly Base Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Premises is impaired. Except for such possible reduction in Monthly Base Rent, Tenant shall not be entitled to any compensation, reduction or reimbursement from Landlord as a result of any damage, destruction, repair or restoration of or to the Premises or the Building.

          Section 15.06. Tenant waives any applicability to the Premises of the provisions of California Civil Code Sections 1932(2) and 1933(4), and any successor statutes thereto, with respect to any damage to or destruction of the Premises or the Building.

                        Article 16 -- Entry by Landlord
                        -------------------------------

          Section 16.01. Landlord may, upon twenty-four (24) hours prior notice to Tenant (or at any time in the case of an emergency), enter the Premises at reasonable hours to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders or tenants, (c) determine whether Tenant is complying with all its obligations hereunder, (d) post notices of nonresponsibility, and (e) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Property; provided, however, that all such work or entry shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Except as otherwise provided in this Lease, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. In an emergency, Landlord shall have the right to use any and all reasonable means as warranted by the nature of the emergency to open any of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance) in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of such means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

          Section 16.02. Landlord shall have the right from time to time to alter the Building and, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building is commonly known, provided any such change does not (a) unreasonably reduce, interfere with or deprive Tenant of access to the Building or Premises or (b) reduce the area (except by a de minimus amount) of the Premises. All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, exterior doors and entrances), all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair.

                             Article 17 -- Default
                             ---------------------

          Section 17.01. The occurrence of any one or more of the following events ("Events of Default") shall constitute a breach of this Lease by Tenant
(a) if Tenant shall fail to pay any rental when and as the same becomes due and payable and such failure continues for more than five (5) days after notice thereof from Landlord, provided Landlord shall not be required to give such notice more than twice during any twelve (12) consecutive month period; or (b) if Tenant shall fail to pay any other sum when and as the same becomes due and payable and such failure shall continue for more than ten (10) days after notice thereof from Landlord; or (c) if Tenant shall fail to perform or observe any other term hereof to be performed or observed by Tenant, such failure shall continue for more than thirty (30) days after notice thereof from Landlord, or Tenant shall not within such period commence with due diligence and dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default; or (d) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statue, law or regulation, or shall file an answer admitting or shall fail reasonably to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or (e) if within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (f) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within sixty (60) days.

          Section 17.02. If an Event of Default shall occur, Landlord at any time thereafter may give a written termination notice specifying the nature of the default to Tenant, and on the date specified in such notice (which shall be not less than three (3) days after the giving of such notice) Tenant's right to possession shall terminate and this Lease shall terminate, unless on or before such date all arrears of rental and all other sums payable by Tenant under this Lease (together with interest and late charges thereon as provided in Section
                                                                      -------
3.01) and all costs and expenses incurred by or on behalf of Landlord hereunder
----
shall have been paid by Tenant and all other breaches of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. Upon such termination, Landlord may recover from Tenant: (a) the worth at the time of award of the unpaid rental which had been earned at the time of termination: (b) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rental for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided: and (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The phrase "time of award" shall have the same meaning as used in California Civil Code Section 1951.2. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above is computed by allowing interest at the rate set forth in Section 3.01. The worth at the time
                                           ------------
of award of the amount referred to in clause (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          Section 17.03. Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rental as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon the initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

          Section 17.04. The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity by statute or otherwise.

         Article 18 -- Landlord's and Tenant's Rights to Cure Defaults
         -------------------------------------------------------------

          Section 18.01. All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of rental or any other sums payable by Tenant under this Lease. If Tenant shall fail to pay any sum of money, other than rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided all sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies upon the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rental.

                         Article 19 -- Attorneys' Fees
                         -----------------------------

          Section 19.01. In any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover court and litigation costs and the fees of its attorneys, consultants and experts, in such action or proceeding (whether at the administrative, trial or appellate levels) in such amount as the court or administrative body may adjudge reasonable.

                          Article 20 -- Holding Over
                          --------------------------

          Section 20.01. If Tenant shall remain in possession after the expiration or sooner termination of this Lease, all the terms, covenants and agreements hereof shall continue to apply and bind Tenant so long as Tenant shall remain in possession insofar as the same are applicable, except that if Tenant remains in possession without Landlord's written consent, the Monthly Base Rent shall be one hundred fifty percent (150%) of the Monthly Base Rent payable for the last month of the term hereof, and Tenant shall continue to pay its share of all expenses then payable by Tenant, including, but not limited to, Operating Expenses, insurance premiums and real property taxes, prorated on a daily basis for each day that Tenant remains in possession, Tenant shall indemnify, defend, protect and hold Landlord harmless from any losses, costs, damages, liability or expense (including reasonable attorneys' fees and costs of suit) which Landlord may suffer or incur as a result thereby. If Tenant remains in possession with Landlord's written consent, such tenancy shall be from month to month, terminable by either party by not less than thirty (30) days' written notice.

                             Article 21 -- Waiver
                             --------------------

          Section 21.01. The failure of either party to exercise its rights in connection with any breach or violation of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

                         Article 22 -- Eminent Domain
                         ----------------------------

          Section 22.01. As used in this Article 22, the following words and
                                       ----------
phrases shall have the following meaning:

               (a) "Condemnation" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and (ii) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

               (b) "Date of taking" means the date the condemnor has the right to possession of the property being condemned.

               (c) "Award" means all compensation, sums, or anything of value awarded, paid, or received on a total or partial condemnation.

               (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

          Section 22.02. If, during the term or during the period of time between the execution of this Lease and the Term Commencement Date, there is any taking of all or any part of the Property, the Building or the Premises or any interest in this Lease, the rights and obligations of the parties shall be determined pursuant to this Article 22.
                            ----------

          Section 22.03. If the Premises are totally taken by condemnation, this Lease shall terminate on the date of taking.

          Section 22.04. Tenant may elect to terminate this Lease due to a condemnation which takes part of the Premises only in the event of a taking of twenty-five percent (25%) of the total number of Rentable Square Feet in the Premises. This Lease shall otherwise remain in effect. Tenant must exercise its right to terminate this Lease pursuant to this Section 22.04 (if at all) by
                                               -------------
giving notice of such exercise to Landlord within thirty (30) days after the nature and the extent of the taking have been finally determined and Tenant has been notified of such determination by Landlord. If Tenant elects to terminate this Lease as provided in this Section 22.04, then Tenant shall also notify
                               -------------
Landlord of the date of termination, which date shall not be earlier than thirty
(30) days prior to the date of taking. If Tenant does not terminate this Lease by notice provided within such thirty (30) day period, then this Lease shall continue in full force and effect, except that all sums payable by Tenant, if not reduced pursuant to other provisions of this Lease, shall be reduced as hereinafter provided.

          Section 22.05. If any portion of the Premises is taken by condemnation, and this Lease remains thereafter in full force and effect, then, on the date of taking, the Monthly Base Rent and any other sum payable by Tenant hereunder shall, if not reduced pursuant to other provisions of this Lease, be reduced by that amount which is determined by multiplying the Monthly Base Rent or such other sum (as applicable) by a fraction, the numerator of which shall be the total number of Rentable Square Feet in the Premises so taken, and the denominator of which shall be the total number of Rentable Square Feet in the Premises immediately before the date of taking.

          Section 22.06. If there is a partial taking of the Premises, and this Lease remains thereafter in full force and effect, then Landlord, at its sole cost, shall accomplish all necessary restoration. Monthly Base Rent and any other sum payable by Tenant hereunder shall, if not reduced pursuant to other provisions of this Lease, be abated or reduced during the period from the date of taking, until the completion of restoration, but all other obligations of Tenant under this Lease shall remain in full force and effect. The abatement or reduction of Monthly Base Rent or such other sum shall be based on the extent to which the restoration interferes with Tenant's use of the Premises,

          Section 22.07. If a taking of more than twenty-five percent (25%) of the total number of Rentable Square Feet of the Building occurs during the last one (1) full year of the Lease Term, then Landlord shall have the right, at its option, to terminate this Lease, whether or not the Premises are affected by such taking, by giving notice of such termination to Tenant not more than thirty
(30) days after the nature and extent of the taking have been finally determined.

          Section 22.08. The award shall belong to and be paid to Landlord, except that Tenant shall receive from the award the sum attributable to: the unamortized value (depreciated on a straight-line basis, computed monthly) of tenant improvements or alterations made to the Premises by Tenant in accordance with this Lease, which improvements or alterations Tenant has the right to remove from the Premises pursuant to the provisions of this Lease, but elects not to remove; and any sum awarded to Tenant for Tenant's moving and relocation costs which is separately stated and does not reduce, diminish or otherwise affect the amount of the award to Landlord.

          Section 22.09. If there is a total or partial taking of the Premises, for a period which is less than the remaining term of this Lease, then all of the provisions of this Lease shall remain in full force and effect, except that Monthly Base Rent and any other sum payable by Tenant hereunder shall, if not reduced pursuant to other provisions of this Lease, be abated during such period of taking, based upon the extent to which the taking interferes with Tenant's use of the Premises, and Landlord shall be entitled to whatever award may be paid for the taking of the Premises for the period involved; provided, however, that, if there is a total taking of the Premises for a period of more than one
(1) year, either party may elect to terminate this Lease by giving notice to the other party within thirty (30) days after the nature and the extent of the taking have been finally determined. If this Lease terminates as provided in this Section 22.09, the award shall be paid to Landlord and Tenant as set forth
     -------------
in Section 22.08.
   -------------

                        Article 23 -- Sale by Landlord
                        ------------------------------

          Section 23.01. If Landlord sells or conveys the Premises, the Building or the Real Property, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. With respect to the Security Deposit, Landlord shall not be released from its obligations until and unless the successor assumes the obligations of Landlord hereunder. Notwithstanding the foregoing, if Landlord sells or conveys the Premises or the Property, this Lease shall not be barred, terminated or cut off nor shall the rights and possession of Tenant hereunder be disturbed if Tenant shall not then be in default in the payment of rental or other sums or be otherwise in default under the terms of this Lease. Upon a sale of the Premises or the Property by Landlord, Tenant agrees to attorn to the purchaser or assignee, such attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties to this Lease.

                          Article 24 -- Subordination
                          ---------------------------

          Section 24.01. This Lease shall be subject and subordinated at all times to: (a) all ground or underlying leases which may hereafter be executed affecting the Building, and (b) the lien of all mortgages and deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building, on or against Landlord's interest or estate therein, and on or against all such ground or underlying leases, all without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing: (i) in the event of termination for any reason whatsoever of any such ground or underlying lease, and if such ground or underlying lease so provides, then this Lease shall not be barred, terminated, cut off or foreclosed, nor shall the rights and possession of Tenant hereunder be disturbed if Tenant shall not then be in default in the payment of rent or other sums or be otherwise in default under the terms of this Lease, and Tenant shall attorn to the landlord of any such ground or underlying lease, or, if requested, enter into a new lease for the balance of the original or extended Term then remaining, upon the same terms and provisions as are contained in this Lease; (ii) in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, and if any such mortgage or deed of trust so provides, this Lease will not be barred, terminated, cut off or foreclosed, nor will the rights and possession of Tenant thereunder be disturbed if Tenant shall not then be in default in the payment of rent or other sums or be otherwise in default under the terms of this Lease, and Tenant shall attorn to the purchaser at such foreclosure sale or other action or proceeding, or, if requested, enter into a new lease with such purchaser for the balance of the original or extended Term then remaining upon the same terms and provisions as are in this Lease contained; and (iii) Tenant agrees to execute and deliver upon demand such further instruments evidencing such subordination of this Lease to such deed, to such ground or underlying leases, and to the lien of any such mortgages or deeds of trust as may reasonably be required by Landlord. Tenant shall from time to time on request from Landlord execute and deliver any documents or instruments that may be required by any lender to effectuate any subordination. If Tenant fails to execute and deliver any such documents or instruments, Tenant irrevocably constitutes and appoints Landlord as Tenant's special attorney in fact to execute and deliver such documents or instruments. Upon request by Tenant, Landlord shall use reasonable and diligent efforts to obtain a Subordination and Non-Disturbance Agreement ("SNDA") from any lender or ground lessor. The SNDA shall be in a form reasonably satisfactory to Tenant. Obtaining an SNDA shall not be a condition to the effectiveness of the Lease and failure to obtain an SNDA shall not constitute a default hereunder.

          Section 24.02. Notwithstanding anything to the contrary set forth above, any beneficiary under any deed of trust may at any time subordinate its deed of trust to this Lease in whole or in part, without any need to obtain Tenant's consent, by execution of a written document subordinating such deed of trust to the Lease to the extent set forth in such document and thereupon the Lease shall be deemed prior to such deed of trust to the extent set forth in such document without regard to their respective dates of execution, delivery and/or recording. In that event, to the extent set forth in such document, such deed of trust shall have the same rights with respect to this Lease as would have existed if this Lease had been executed, and a memorandum thereof, recorded prior to the execution, delivery and recording of the deed of trust.

                            Article 25 -- No Merger
                            -----------------------

          Section 25.01. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

                      Article 26 -- Surrender of Premises
                      -----------------------------------

          Section 26.01. At the end of the term or any renewal thereof or other sooner termination of this Lease, the Tenant shall peaceably deliver up to the Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same condition as received by Tenant on the Term Commencement Date, or first installed by Tenant on or after the Term Commencement Date, ordinary wear and tear and damage by fire, earthquake, act of God or the elements alone excepted. Providing Tenant is not in default under the terms of this Lease, Tenant may, upon the termination of this Lease, remove from the Premises, immediately before the termination of the term, its trade fixtures and movable personal property installed by Tenant, at Tenant's sole cost, title to which shall be in Tenant until such termination, repairing any and all damage to the Premises and the Building caused by such removal. Property not so removed shall be deemed abandoned by the Tenant and Landlord shall proceed in accordance with the provisions of the California Civil Code with respect to such abandoned property. Upon request by Landlord, Tenant shall remove any or all improvements, alterations or additions to the Premises installed by Tenant from and after the Term Commencement Date at Tenant's sole cost, the removal of which Landlord required as a condition of its consent thereto, and all movable partitions, counters, and other trade fixtures which may be left by Tenant and repair any and all damage to the structure of the Building resulting from such removal.

                           Article 27 -- Abandonment
                           -------------------------

          Section 27.01. Tenant shall not vacate or abandon the Premises at any time during the term, and if Tenant shall abandon, vacate, or surrender the Premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord. Landlord shall proceed in accordance with the provisions of the California Civil Code with respect to such abandoned property.

                      Article 28 -- Estoppel Certificate
                      ----------------------------------

          Section 28.01. At any time and from time to time, but in no event on less than ten (10) days prior written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord, promptly upon request, a certificate certifying: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises, and specifying the reasons therefor); (b) the commencement and expiration dates of this Lease; (c) whether there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying the same); (d) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (e) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Tenant; (f) the date, if any, to which rent and other sums payable hereunder have been paid; (g) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in the certificate; (h) the amount of any security deposit and prepaid rent; and (i) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust affecting the Building or any part thereof. If Tenant fails to deliver the executed certificate within ten
(10) days after receipt thereof by Tenant, Tenant irrevocably constitutes and appoints Landlord as its special attorney in fact to execute and deliver the certificate to any third party.

                    Article 29 -- No Light and Air Easement
                    ---------------------------------------

          Section 29.01. Any diminution or shutting off of light or air by any structure which may be erected on lands adjacent to the Premises shall in no way affect this Lease or impose any liability on Landlord.

                             Article 30 -- Notices
                             ---------------------

          Section 30.01. All notices and demands of any kind which either party may be required or may desire to serve on the other in connection with this Lease shall be in writing and shall be sent only by: personal delivery; United States Mail (first-class, certified, return-receipt requested, postage prepaid); or a national, overnight courier delivery service which keeps records of deliveries (such as, by way of example but not limitation, Federal Express, United Parcel Service and DHL). For purposes of giving notice hereunder, the addresses of the parties are, until changed as hereinafter provided, the following:

          If to Tenant:      MAGMA Design Automation, Inc.
                             953 Commercial Street
                             Palo Alto, CA 94303
                             Attn: Teresa Botha

          with copy to:      Allison Leopold Tilley, Esq.
                             Pillsbury Madison & Sutro LLP
                             2550 Hanover Street
                             Palo Alto, CA 94304

          If to Landlord:    RWC, LLC
                             100 Pine Street, Suite 3200
                             San Francisco, CA 94111
                             Attn: President

Service of any notice or demand shall be deemed complete on the day of actual delivery as shown by the addressee's registry or certification receipt or the courier's delivery record. Either party hereto may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address or a different person to which all such notices or demands are thereafter to be addressed.

                           Article 31 -- Successors
                           ------------------------

          Section 31.01. All the terms, covenants, and conditions hereof shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto, provided that nothing in this Section shall be deemed to permit any assignment, subletting, occupancy or use by Tenant contrary to the provision of Article 13.
                                                        ----------

                          Article 32 -- Miscellaneous
                          ---------------------------

          Section 32.01. The captions in this Lease are for convenience only and shall not in any way limit or be deemed to construe or interpret the terms and provisions hereof.

          Section 32.02. Time is of the essence of this Lease and of all provisions hereof, except in respect to the delivery of possession of the Premises at the commencement of the term hereof.

          Section 32.03. The words "Landlord" and "Tenant," as used herein, shall include the plural as well as the singular. Words used in the masculine gender include the feminine and neuter. If there be more than one Landlord or Tenant the obligations hereunder imposed upon Landlord and Tenant shall be joint and several.

          Section 32.04. This Lease shall be construed and enforced in accordance with the laws of the State of California.

          Section 32.05. It is understood and agreed that the remedies herein given to either party shall be cumulative, and the exercise of any one remedy by either party shall not be to the exclusion of any other remedy.

          Section 32.06. Each party represents to the other that no broker has been involved in this transaction other than Wayne Mascia Associates ("WMA") and Cushman & Wakefield ("C&W"). It is agreed that if any claims for brokerage commissions or finders fees or like payment arise out of or in connection with this Lease, and in the event any claim is made, all such claims shall be handled and paid by the party whose actions or alleged commitment form the basis of such claim. It is further agreed that each party whose actions or alleged commitment form the basis of a claim agrees to indemnify and hold harmless the other party from and against any and all claims or demands with respect to any brokerage fees or agent's commissions or other compensation asserted by any person, firm, or corporation in connection with this Lease. Landlord shall pay C&W a commission pursuant to a separate agreement. Landlord shall pay WMA a commission of Four and 50/100ths Dollars ($4.50) per square foot (the "WMA" Commission"). One-fifth (1/5) of the WMA Commission shall be payable upon execution hereof by both parties. The balance of the WMA Commission shall be payable one-fifth on December 31, 1999, one-fifth on December 31, 2000 and the balance on December 31, 2001. The WMA Commission shall be accelerated and due and payable on the date on which Tenants net worth, as computed in accordance with generally accepted accounting principles, exceeds its current level by more than Twelve Million Dollars ($12,000,000) or on the date that Tenant receives a permanent equity contribution of not less than Twelve Million Dollars. Notwithstanding the foregoing, no payments shall be due WMA if Tenant is in default hereunder. If the Lease is terminated prior to payment of any installments of the WMA Commission, WMA shall have no right to receive any further installments of the WMA Commission and Landlord shall be relieved of all further obligations to WMA.

          Section 32.07. The unenforceability, invalidity, or illegality of any provision of this Lease shall not render the other provisions unenforceable, invalid or illegal.

          Section 32.08. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Lease constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceedings, if any, involving this Lease.

          Section 32.09. For purposes of this Lease, the term "Landlord's Lender" shall mean the beneficiary, mortgagee or secured party of any deed of trust, mortgage or other written security device or agreement affecting the Premises.

          Section 32.10. If Tenant signs as a corporation or a partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in California, that Tenant has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of Tenant are authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

          Section 32.11. No contractual or other rights shall exist between Landlord and Tenant with respect to the Premises until both have executed and delivered this Lease, notwithstanding that rental deposits have been received by Landlord and notwithstanding that Landlord has delivered to Tenant an unexecuted copy of this Lease. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for the Tenant to lease, or otherwise create any interest by Tenant in the Premises or any other Premises situated in the Building. Execution of this Lease by Tenant and return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant.

          Section 32.12. Neither Landlord nor Landlord's agents or attorneys have made any representations or warranties with respect to the Premises, the Building or this Lease, except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise.

          Section 32.13. This Lease shall not be recorded.

          Section 32.14. Tenant shall be entitled to the Building 1 portion of the monument sign to be constructed at the entrance to the Property. Tenant shall also be entitled to place its name on the building sign to be erected near the Building. Selection of location and design shall be in Landlord's discretion. All costs of Tenant's signage shall be borne by Tenant.

          Section 32.15. The Parties recognize that certain computer controlled systems and equipment may be affected when the year changes from 1999 to 2000, which could in turn affect Building operations. Landlord will take reasonable steps to provide that Building computer controlled facility components, for which Landlord is responsible, are Year 2000 compliant. Tenant will take reasonable steps to provide that computer controlled facility components, which Tenant has installed or for which Tenant is responsible, are Year 2000 compliant. As used herein, "Year 2000 compliant" means computer controlled facility components which accurately process date/time date from, into, and between the 20th and 21st centuries, and the years 1999 and 2000. As used herein, "computer controlled facility components" means software driven technology and/or embedded microchip technology, such as (by way of example and not necessarily applicable to or in use at the Building) programmable thermostats, HVAC controllers, elevator controllers, utility monitoring and control systems, fire detection and suppression systems, alarms, security systems, and any other facilities control systems utilizing microcomputer, minicomputer or programmable logic controllers. Notwithstanding the foregoing, Landlord shall not be liable for failure to ensure that computer controlled facility components are Year 2000 compliant, and Tenant shall not be entitled to any damages arising from such failure, nor shall such failure constitute a constructive or other eviction of Tenant.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in quadruplicate on the dates set forth below and this Lease is effective as of the latter of such dates.

LANDLORD:                                             TENANT:
---------                                             ------
RWC, LLC, a California limited liability              MAGMA DESIGN AUTOMATION, INC., a
company                                               Delaware corporation

By:  Grosvenor International California, Ltd.,
     a California corporation                        By:  /s/ Rajeev Madhavan
                                                           --------------------------------
Its: Managing Member                                 Name: ________________________________

                                                     Its:  President

By:   /s/ WILLIAM J. ABLEMANN
     -------------------------------
Name:    William J. Abelmann
     -------------------------------                 By:  __________________________________
Its:   President
     -------------------------------                 Name:__________________________________

                                                     Its:___________________________________
By:   /s/ GERRY ZACKOVSKY
     -------------------------------                 Date:__________________________________
Name:   Gerry Zackovsky
     -------------------------------
Its:   Senior Vice President
     -------------------------------
Date:   7 Dec 1998
     -------------------------------


WAYNE MASCIA ASSOCIATES ACCEPTS
THE TERMS AND CONDITIONS OF
SECTION 32.06


By: /s/ MIKE WEBBER
    --------------------------------
    Mike Webber, its authorized
    representative

                                  EXHIBIT  A
                                         -----

                                    [PLAN]


                                                                       SITE PLAN
                                                                       ---------

The site plan consists of rectangles labeled Buildings One through Eight with parking spaces surrounding the perimeter of the buildings.